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                                                                   EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT


Board of Directors
First National Corporation

We consent to the incorporation by reference in First National Corporation's Registration Statement on Form S-3, relating to the registration of 105,000 shares of its common stock, of our report dated January 27, 1997, which is included in First National Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our name under the caption "Experts" in the prospectus included as part of the Registration Statement.

/s/ J.W. Hunt and Company, LLP

J. W. Hunt and Company, LLP



Columbia, South Carolina
February 2, 1998